UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2016

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of BFC Financial Corporation (the “Company”) was held on May 23, 2016. The following proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of nine directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2017 Annual Meeting of Shareholders; and (ii) a non-binding advisory vote to approve the compensation of the Company’s “named executive officers” for 2015.

At the Annual Meeting, the Company’s shareholders approved the election of each of the nine director nominees and approved, on a non-binding advisory basis, the compensation of the Company’s “named executive officers” for 2015.    A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Georgeson Inc., is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes

Jarett S. Levan	234,925,383	13,628,989	-
John E. Abdo	231,090,780	17,463,592	-
Darwin Dornbush	229,922,721	18,631,651	-
Oscar Holzmann	230,890,445	17,663,928	-
Alan J. Levy	230,839,073	17,715,299	-
Joel Levy	231,444,472	17,109,900	-
William Nicholson	229,926,034	18,628,338	-
Neil Sterling	229,258,268	19,296,104	-
Seth M. Wise	231,563,436	16,990,937	-

Proposal 2: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s “Named Executive Officers” for 2015

Votes For	Votes Against	Abstentions	Broker Non-Votes
227,803,680	19,643,630	1,107,063	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5
BFC FINANCIAL CORPORATION

Date: May 25, 2016
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Executive Vice President, Chief Financial Officer and Chief Accounting Officer